FORM OF KINETICS MUTUAL FUNDS, INC. and KINETICS PORTFOLIOS TRUST
SIXTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SIXTH AMENDMENT dated as of this ___ day of ______________, 2007, to the Transfer Agent Servicing Agreement, dated as of January 1, 2002, as amended March 7, 2002, July 24, 2002, December 13, 2005, December 15, 2006 and March 5, 2007, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Portfolios Trust, a Delaware business trust and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company.

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement dated as of January 1, 2002, as previously amended (the “Agreement”); and

WHEREAS, the parties desire to amendment the Agreement; and

WHEREAS, Section 12 of the Agreements allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit A, the fee schedule of the Agreement, is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:

KINETICS PORTFOLIOS TRUST

By:
Name:
Title:

Transfer Agent and Shareholder Servicing
Annual Fee Schedule

Exhibit A to the Transfer Agent Servicing Agreement – Kinetics Mutual Funds, Inc. and Kinetics
Portfolios Trust

Effective ____________ 2007

Separate Series of Kinetics Mutual Funds, Inc.
Name of Series
The Internet Fund – No Load Class
The Internet Fund – Advisor Class A
The Internet Fund – Advisor Class C
The Internet Fund – Institutional Class
The Internet Emerging Growth Fund – No Load Class
The Internet Emerging Growth Fund – Advisor Class A
The Internet Emerging Growth Fund – Advisor Class C
The Internet Emerging Growth Fund – Institutional Class
The Paradigm Fund – No Load Class
The Paradigm Fund – Advisor Class A
The Paradigm Fund – Advisor Class C
The Paradigm Fund – Institutional Class
The Medical Fund – No Load Class
The Medical Fund – Advisor Class A
The Medical Fund – Advisor Class C
The Medical Fund – Institutional Class
The Small Cap Opportunities Fund – No Load Class
The Small Cap Opportunities Fund – Advisor Class A
The Small Cap Opportunities Fund – Advisor Class C
The Small Cap Opportunities Fund – Institutional Class
The Kinetics Government Money Market Fund – No Load Class
The Kinetics Government Money Market Fund – Advisor Class A
The Kinetics Government Money Market Fund – Advisor Class C
The Kinetics Government Money Market Fund – Institutional Class
The Market Opportunities Fund – No Load Class
The Market Opportunities Fund – Advisor Class A
The Market Opportunities Fund – Advisor Class C
The Market Opportunities Fund – Institutional Class
The Water Infrastructure Fund – No Load Class
The Water Infrastructure Fund – Advisor Class A
The Water Infrastructure Fund – Advisor Class C
The Water Infrastructure Fund – Institutional Class
The Multi-Disciplinary Fund – No Load Class
The Multi-Disciplinary Fund – Advisor Class A
The Multi-Disciplinary Fund – Advisor Class C
The Multi-Disciplinary Fund – Institutional Class

Annual Fee
[___] per shareholder account – no load fund
[___] per shareholder account – load fund
[___] per shareholder account – money market fund
[___] per Level 3 NSCC account
[___] per closed account
Minimum annual fee of [___] per class

Exhibit A (continued) to the Transfer Agent Agreement of Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust

Extraordinary Services
New Fund Programming
Fund Group Setup	[___] per fund group
Fund Addition to Existing Group	[___] per fund
Additional Classes of Existing Fund	[___] per class

Plus Out-of-Pocket Expenses, including but not limited to:
Telephone – toll-free lines	Retention of records
Postage	Microfilm/fiche of records
Programming	Special reports
Stationary/envelopes	ACH fees
Mailing	NSCC charges
Proxies	All other out-of-pocket expenses

ACH Shareholder Services
[___] per month per fund group
[___] per account setup and/or change
                [___] per item for AIP purchases
[___] per item for EFT payments and purchases
[___] per correction, reversal, return item

File Transfer -- [___]/month and [___]/record

Service Charges to Investors
Qualified Plan Fees (Billed to Investors) *
Annual maintenance fee per account	[___] / acct. (Cap at [___] per SSN)
Education IRA	[___] / acct. (Cap at [___]/ per SSN)
Transfer to successor trustee	[___] / trans.
Distribution to participant	[___] / trans. (Exclusive of SWP)
Refund of excess contribution	[___] / trans.

Additional Shareholder Fees (Billed to Investors)
Any outgoing wire transfer	[___] / wire
Telephone exchange	[___] / exch.
Return check fee	[___] / item
Stop payment	[___] / stop
Additional Programming	[___] / hour
(Liquidation, dividend, draft check)
Research fee	[___] / item
(For requested items of the second calendar year [or previous] to the request) (Cap at [___])

Fees and out-of-pocket expenses are billed to the fund monthly.